--------------------------------------------------------------------------------
                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                                ______________

                                   FORM  8-K
                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ______________

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 1999

                              BJ SERVICES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      001-10570                63-0084140
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

                          5500 NORTHWEST CENTRAL DRIVE
                              HOUSTON, TEXAS  77092
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 462-4239
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

        On December 17, 1999, BJ Services Company completed a transaction involving the transfer of certain pumping service equipment assets. The equipment will be used to provide services to BJ Services' customers for which BJ Services will pay a service fee over a period of at least 6.25 years but not more than 13 years. The proceeds from the transaction total approximately $120 million and will be used for the repayment of indebtedness.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)   Exhibits

        10.1 Trust Indenture and Security Agreement dated as of December 15, 1999 among First Security Trust Company of Nevada, BJ Services Equipment II, L.P. and State Street Bank and Trust Company, as Indenture Trustee

        10.2 Amended and Restated Agreement of Limited Partnership dated as of December 15, 1999 of BJ Services Equipment II, L.P.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BJ SERVICES COMPANY


                                       By: /s/ Margaret Shannon
                                          -------------------------------------
                                           Margaret Barrett Shannon
                                           Vice President -- General Counsel
                                           and Secretary


Date: December 22, 1999